UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2021

APTINYX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38535	47-4626057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Davis Street, Suite 600

Evanston, IL 60201

(Address of principal executive offices, including zip code)

(847) 871-0377

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2021, the Board of Directors (the “Board”) of Aptinyx Inc. (the “Company”) unanimously appointed Dr. Gilmore O’Neill to the Board. Upon his appointment to the Board, Dr. O’Neill became a member of the class of directors with terms expiring at the 2022 Annual Meeting of Stockholders of the Company. At the time of Dr. O’Neill’s appointment to the Board, the committees of the Board to which Dr. O’Neill will be or is expected to be appointed, if any, had not been determined.

The Board has determined that Dr. O’Neill qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. For his service on the Board, Dr. O’Neill will receive the same compensation as other non-employee directors, as described in the Company’s most recent proxy statement filed with the SEC. Dr. O’Neill has also entered into the Company’s standard form of indemnification agreement.

Dr. O’Neill, age 56, currently serves as the chief medical officer and executive vice president of research & development at Sarepta Therapeutics, Inc. (NASDAQ: SRPT). Prior to joining Sarepta in June 2018, Dr. O’Neill served as the senior vice president of late-stage clinical development at Biogen Inc. (NASDAQ: BIIB) from November 2016 to June 2018. At Biogen, Dr. O’Neill also served in numerous other roles after joining the company in April 2003, including as senior vice president of drug innovation units, vice president of MS franchise and head of multiple sclerosis research and development, vice president of global neurology clinical development, vice president of global late-stage clinical development, and vice president of experimental neurology (early stage). Dr. O’Neill is licensed to practice medicine in the state of Massachusetts. He is a member of the American Academy of Neurology and a board-certified neurologist (ABPN). Dr. O’Neill is formerly chief resident in neurology at the Massachusetts General Hospital (MGH). From 1997 to 2015, Dr. O’Neill served as a clinical instructor in neurology at Harvard Medical School. Dr. O’Neill currently serves on the board of directors of Unity Biotechnology, Inc. (NASDAQ: UBX), as well as the board of directors of the Massachusetts Biotechnology Council (MassBio). Dr. O’Neill received a Bachelor of Medicine degree from University College Dublin and a Master of Medical Sciences degree from Harvard University.

The Company believes Dr. O’Neill is qualified to serve on the Board based on his experience in research and clinical development.

There are no arrangements or understandings between Dr. O’Neill and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. O’Neill and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 20, 2021, the Company issued a press release announcing the appointment of Dr. O’Neill to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Aptinyx Inc. on October 20, 2021, furnished herewith
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptinyx Inc.

Date: October 20, 2021	By:	/s/ Norbert G. Riedel
Norbert G. Riedel
Chief Executive Officer